UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 21, 2010

Aéropostale, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31314	31-1443880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

112 West 34th Street, 22nd Floor, New York, New York 10120
 (Address of principal executive offices, including Zip Code)

(646) 485-5410
 (Registrant’s telephone number, including area code)

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Today the registrant announced that, Michael J. Cunningham, President and Chief Financial Officer, is expanding his role with the registrant, assuming additional responsibilities over the registrant’s planning and allocation, construction, logistics and real estate departments.  As a part of that expansion, Mr. Cunningham is transitioning out of the role of Chief Financial Officer, a position he held with the registrant since 2000.

Marc D. Miller, Senior Vice President of Strategic Planning and New Business Development, is being appointed as the registrant’s Chief Financial Officer. Mr. Miller joined the registrant in 2005 as Vice President of Strategic Planning and New Business Development and was promoted to Senior Vice President in 2007.  Prior to that, Mr. Miller held senior management positions at Footstar, Inc. from 2001 to 2005, most recently serving as Vice President of Strategic Planning and Corporate Development.

ITEM 9.01	Financial Statements and Exhibits.

(c)	Exhibits

99.1 Press release, dated December 21, 2010, announcing executive appointments.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Aéropostale, Inc.

/s/  Michael J. Cunningham
Michael J. Cunningham
President

Dated: December  21, 2010